EXHIBIT 10.3

AMENDMENT

Amendment No. 1, dated August 31, 2015 to the Voluntary Termination of Employment Agreement (the “Agreement”) dated as of August 17, 2015 by and between Blue Earth Inc., a Nevada corporation (the “Company”) and Brett Woodard.

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein, as of the date hereof.

NOW THEREFORE, in consideration of mutual covenants and premises set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.

The second paragraph of Section 1 “Effective Date and Transition Period” is hereby amended to delete the first two sentences and replace them with the following:

Executive shall retain the title and duties of CFO through September 30, 2015 (the “Resignation Date”) to insure the orderly filing of certain SEC filings that must be amended.  Executive shall serve as a consultant from October 1, 2015 through November 30, 2015, the “Transition Period.”

2.

Section 2(b) “Liquidity” is hereby amended to change the August 31, 2015 date to September 30, 2015.

3.

Miscellaneous

(a)

Except as modified herein, the Agreement shall remain in full force and effect.

(b)

This Amendment may be executed in two or more counterparts (including via facsimile or portable document format (pdf), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.

BLUE EARTH INC.

By:  /s/  Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  Chief Executive Officer

EXECUTIVE

/s/ Brett Woodard

Name:  Brett Woodard